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                                                                     EXHIBIT 3.4



                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                       AMERICAN DENTAL TECHNOLOGIES, INC.

                             AS OF DECEMBER 15, 1993



                                    ARTICLE I

                                    MEETINGS

         Section 1. Place of Meeting. Any meetings of the stockholders or of the Board of Directors of this Corporation may be held within or without the State of Delaware as designated in notices of said meetings.

         Section 2. Annual Meeting of Stockholders. An annual meeting of the stockholders shall be held in each year, beginning with the year 1991, on the 4th Tuesday in April at 9:00, or if such date is a holiday, the meeting shall be on the next succeeding business day. One of the purposes of the annual meeting of the stockholders shall be to set the number of directors to constitute the Board of Directors and to elect a Board of Directors. If the annual meeting is not held on the date designated therefore, the Board of Directors shall cause the meeting to be held thereafter as convenient but within ninety (90) days after said designated date.

         Section 3. Notice of the Annual Meeting or Delayed Annual Meeting of Stockholders. Not less than ten (10) days, nor more than fifty (50) days, prior to the date fixed by Section 2 of this article for the holding of the annual meeting or delayed annual meeting of stockholders, written notice of the time, place and purposes of such meeting shall be mailed, as hereinafter provided, to each stockholder entitled to vote at such meeting.

         Section 4. Special Meetings of Stockholders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, upon not less the ten (10) nor more than fifty (50) days written notice. The Board of Directors shall promptly call a special meeting of the stockholders, upon the notice required in the foregoing sentence, pursuant to the request of stockholders holding not less that ten percent (10%) of the outstanding shares of this Corporation entitled to vote.

         Section 5. Intentionally Left Blank.

         Section 6. Organizational Meeting of Board. At the place of holding the annual meeting of stockholders, and immediately following the same, the Board of Directors as constituted upon final adjournment of such annual meeting, shall convene for the purposes of electing officers and transacting any other business properly brought before it, providing that the organizational meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the Directors of such new Board.

         Section 7. Regular Meetings of the Board. Regular meetings of the Board of Directors may be held at times and places agreed upon by a majority of the directors at any meeting of the Board of Directors and such regular meetings may be held at such times and places without any notice of the time, place or purposes of such regular meetings.

         Section 8. Special Meetings of the Board. Special meetings of the Board of Directors may be called at the request of any member of the Board at any time by means of written notice of the time, place and purpose thereof mailed to each director not less than three (3) days nor more than sixty (60) days prior to the date fixed for the holding of any special meeting of Directors, but action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as hereinafter provided.

         Section 9. Notices and Mailing. Every notice shall be deemed duly served when the same has been deposited in the United States mail, with postage prepaid, plainly addressed to the sendee at his or her or its last known address.


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         Section 10. Waiver of Notice. Notice of the time, place and purpose of any meeting of the stockholders or of the Board of Directors may be waived by telegram, telecopy, radiogram, cablegram or other writing, either before or after such meeting has been held. The attendance of any stockholder or director at any stockholders' or directors' meeting shall constitute a waiver of any notice to which such stockholder or director may be entitled pursuant to these By-Laws, except when the stockholder or director, as the case may be, attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully convened.

                                   ARTICLE II

                                     QUORUM

         Section 1. Quorum of Stockholders. A majority of the outstanding shares of this Corporation entitled to vote, presented by the record holders thereof in person or by proxy, shall constitute a quorum at any meeting of the stockholders. The stockholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

         Section 2. Quorum of Directors. A majority of the directors then in office shall constitute a quorum for transaction of business.

                                   ARTICLE III

                          VOTING, ELECTIONS AND PROXIES

         Section 1. Who is Entitled to Vote. Except as the Certificate of Incorporation, or an amendment or amendments thereto, otherwise provide, each stockholder of this corporation shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of capital stock of this corporation held by such stockholder, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of stockholders set forth in Section 2 of this Article.

         Section 2. Record Date for Determination of Stockholders. Any date not more than fifty (50) nor less than ten (10) days preceding (a) the date of any meeting of stockholders, (b) the date for the payment of any dividends, (c) the date for the allotment of rights, (d) the date when any change or conversion of exchange of capital stock shall go into effect may be fixed by the Board of Directors as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation or otherwise after any such record date fixed as aforesaid. Nothing in this Section shall affect the rights of a stockholder and his transferee or transferor as between themselves.

         Section 3. Proxies. No proxy shall be deemed operative unless and until signed by the stockholder and filed with the Corporation.

         Section 4. Vote by Shareholder Corporation. Any other corporation owning voting shares in this Corporation may vote upon the same by the president of such stockholder corporation, or by proxy appointed by him, unless some other person shall be appointed to vote upon such shares by resolution of the Board of Directors of such stockholder corporation.

         Section 5. (a) Appointment of Inspectors. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.


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                    (b) Duties of Inspectors. The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots,
(iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

         Section 1. Number and Term of Directors. The affairs of this Corporation shall be conducted by a Board of Directors. Except as otherwise provided by Article Eight of the Amended Certificate of Incorporation of ADL Consolidated, Inc., the number of directors of the Corporation, shall be fixed from time to time by the vote of a majority of the entire Board; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office. The directors of the Corporation shall be divided into three classes; Class I, Class II and Class III, each such class, as nearly as possible, to have the same number of directors. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the Corporation in 1991, the term of the office of the initial Class II directors shall expire at the annual election of directors by the stockholder of the Corporation in 1992, and the term of the office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the Corporation in 1993, or in each case thereafter when their respective successors are elected by the stockholders and qualify. At each annual election of directors by the stockholders of the Corporation, the directors chosen to succeed those who terms are then expired shall be identified as being of the same class as the directors they succeed and shall be elected by the stockholders of the Corporation for a term expiring at the third succeeding annual election of directors, or thereafter when their respective successors in each case are elected by the stockholders and qualify. Any Directors or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the outstanding shares of this Corporation entitled to vote.

         Section 2 (a) Vacancies. Vacancies in the Board of Directors (including vacancies created by an increase in the number of directors) shall be filled by appointment made by a majority of all the remaining directors. Each person so appointed shall hold office until the next election of the class to which he shall have been appointed and until his successor shall be elected and qualified.

                   (b) Increases. In case of an increase in the number of directors, the additional directors may be elected by the Board of Directors and such directorships thereby created shall be apportioned among the classes of directors so as to maintain such classes as nearly equal in number as possible. In case of vacancies in the Board of Directors, a majority of the remaining directors in the Class of Directors in such vacancy occurs, may elect directors to fill such vacancy.

         Section 3. Action by Unanimous Written Consent. If and when all of the directors shall severally or collectively consent in writing to any action to be taken by the Corporation such action shall be a valid corporate action as though it had been authorized at a meeting of the Board of Directors.

         Section 4. Power to Elect Officers. The Board of Directors shall select a president, treasurer, and a secretary, and may select a chairman of the board, one or more vice presidents, one or more assistant treasurers, and one or more assistant secretaries, and any other officers that the Board of Directors deems in the best interests of the Corporation which may be appointed and their duties prescribed by resolution of the Board.

         Section 5. Power to Appoint Other Officers and Agents. The Board of Directors shall have power to appoint such other officers and agents as the Board may deem necessary for transaction of the business of the Corporation.

         Section 6. Removal of Officers and Agents. Any officer or agent may be removed by the Board of Directors whenever, in the judgment of the Board, the business interests of the Corporation will be served thereby.

         Section 7. Delegation of Powers. For any reason deemed sufficient by the Board of Directors, whether occasioned by absence or otherwise, the Board may delegate all or any of the





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powers and duties of any officer to any other officer or director, but no officer or director shall execute, verify or acknowledge any instrument in more than one capacity.

         Section 8. Power to Appoint Committees of the Board. The Board of Directors shall have power to appoint, by resolution, committees composed of one or more directors who, to the extent provided in such resolution, may exercise the business and affairs of the Corporation except as restricted by statute. In the absence or disqualification of a member of the committee, the members thereof present at a meeting and not disqualified from voting whether or not they constitute a quorum, may unanimously appoint another director of the Board to act at the meeting in place of such an absent or disqualified member.

                                    ARTICLE V

                                    OFFICERS

         Section 1. Chairman of the Board. The Chairman of the Board shall be selected by and from the membership of the Board of Directors. He shall conduct all meetings of the Board and shall perform all duties incident thereto.

         Section 2. President. The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He shall be ex-officio, a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. During the prolonged absence or disability of the President, or the vacancy of his office, the below listed individuals shall perform the duties and exercise the power of President, until a successor is appointed, as follows:
Vice President, and if he be not available, then whosoever shall be appointed by the Board of Directors.

         Section 3. Vice President. The duties which the Vice Presidents are to perform shall be designated by the Board of Directors.

         Section 4. Secretary. The Secretary shall attend all meetings of the stockholders, and shall preserve in the books of the Company true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the Corporation, and shall have authority to affix the same to all instruments where its use is required. He shall give all notices required by statute, by-law or resolution. He shall perform such other duties as may be delegated to him by the Board of Directors or by the executive committee.

         Section 5. Treasurer. The Treasurer shall have custody of all corporate funds and securities, and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements; he shall deposit all monies, securities and other valuable effects in the name of the corporation in such depositories as may be designated for that purpose by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the President and directors at regular meetings of the Board, and whenever requested by them, an account of all his transactions as Treasurer, and of the financial condition of the Corporation. If required by the Board, he shall deliver to the President of the Corporation, and shall keep in force, a bond in form, amount, and with a surety or sureties satisfactory to the Board, conditioned for faithful performance of the duties of his office, and for restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 6. Assistant Secretary and Assistant Treasurer. The Assistant Secretary, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Treasurer, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.


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                                   ARTICLE VI

                               STOCK AND TRANSFERS

         Section 1. Certificates for Shares. Every stockholder shall be entitled to a certificate of the shares to which he has subscribed, said certificate to be signed by the Chairman of the Board, President or a Vice President and by the Secretary, or the Treasurer, or by the Assistant Secretary or the Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof certifying the number and class of shares represented by such certificates, which certificates shall state the terms and provisions of all classes of shares; provided, that where such certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of such Corporation, and by a registrar, the signature of any such officers may be a facsimile.

                  If the shares of the Corporation shall become listed on a national securities exchange, the Corporation may eliminate certificates representing such shares and provide for such other methods of recording, noticing ownership and disclosure as may be provided by the rules of that national securities exchange.

         Section 2. Transferable Only on Books of the Corporation. Shares shall be transferable only on the books or by an attorney lawfully constituted in writing, and upon surrender of the certificate therefor. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely, the fact shall be so expressed in the entry of such transfer.

         Section 3. Registered Stockholders. The Corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of Delaware.

                                   ARTICLE VII

                            EXECUTION OF INSTRUMENTS

         Section 1. Checks, Etc. All checks, drafts and orders for payment of money shall be signed in the name of the Corporation or any assumed name under which the Corporation has duly filed a certificate therefor and shall be countersigned by such officers or agents as the Board of Directors shall from time to time designate for that purpose.

         Section 2. Contracts, Conveyances, Etc. When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the president or any vice president, or the treasurer or assistant treasurer, or the secretary or assistant secretary, may execute the same in the name and behalf of this Corporation, and may affix the corporate seal thereto. The Board of Directors shall have power to designate the officers and agents who shall have authority to execute any instrument in behalf of this Corporation.

                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

         Section 1. These By-Laws may be amended, altered, changed, added to or repealed by the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the shares entitled to vote at any regular or special meeting of the stockholders if notice of the proposed amendment, alteration, change, addition or repeal be contained in the notice of the meeting, or by the affirmative vote of the majority of the Board of Directors if the amendment, alteration, change, addition or repeal be proposed at a regular or special meeting of the Board and adopted at a subsequent regular meeting, provided, however, that no change of the date for the annual meeting of the stockholders shall be made within thirty (30) days next before the day on which such meeting is to be held unless consented to in writing, or by a resolution adopted at a meeting, by the holders of at least sixty-six and two thirds percent (66 2/3%) of the total shares of stock entitled to vote thereon and further provided that the compensation of directors shall not be fixed or changed except by the consent of a majority of the stockholders.


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                                   ARTICLE IX

                            DISALLOWED TAX DEDUCTIONS

         If at any time or times there is for any reason a final disallowance of a deduction claimed by the Corporation for its federal income tax return for any business or medical expenses paid by the Corporation in behalf of or reimbursed by it to any stockholder or related party of the Corporation, such disallowed amount shall be additional compensation for the services of such employee. If at any time or times there is for any reason a final disallowance of a deduction claimed by the Corporation on its federal income tax return for any part of any payment in the nature of compensation or interest or rent made by the lessor, or lessee who was, at the time of such payment, a stockholder or related party shall thereupon become and be indebted to the Corporation for the amount by which said payment to him or her was thus finally determined to be nondeductible, and such stockholder or related party shall thereupon be obligated to repay such amount to the Corporation in such reasonable installments as the Board of Directors shall determine.

                                    ARTICLE X

                                 INDEMNIFICATION

         Section 10.1. Action by Third Party. The Corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good manner he or she reasonably believed to be in or the best interests of the Corporation or its stockholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or its stockholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 10.2. Action by or in Right of Corporation. The Corporation has the power to indemnify a person who was or is a party to or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amount paid in settlement incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its stockholders. However, indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

         Section 10.3. Expense. Indemnification against expenses:

         (a) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to above in Sections 10.1 or 10.2, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against expenses, including actual and reasonable attorneys' fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Subsection.


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          (b) An indemnification under Sections 10.1 and 10.2 above, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Subsections (a) and (b) above. This determination shall be made in any of the following ways:

              (i) By a majority vote of a quorum of the board consisting of directors who were not parties to the action, suit, or proceeding.

              (ii) If the quorum described in subdivision (i) is not obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than two (2) disinterested directors.

              (iii) By independent legal counsel in a written opinion.

              (iv)  By the stockholders.

          (c) If a person is entitled to indemnification under Section 10.1 or
10.2 for a portion of expenses including attorney's fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

         Section 10.4. Payment in Advance. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in Sections 10.1 or 10.2 above may be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

         Section 10.5.   Non-exclusivity.

          (a) The indemnification or advancement of expenses provided under Sections 10.1 to 10.4 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

          (b) The indemnification provided for in Sections 10.1 to 10.5 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

         Section 10.6. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Sections 10.1 to 10.5.

         Section 10.7. Constituent Corporations. For purposes of Sections 10.1 to 10.6 above, "corporation" includes all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee, or agent of the constituent corporation or is or was serving at the request of the constituent corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise whether for profit or not shall stand in the same position under the provisions of this Subsection with respect to the resulting or surviving corporation as the person would if he or she had served the resulting or surviving corporation in the same capacity.

         Section 10.8. Definitions. For the purposes of Sections 10.1 to 10.6 above, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Corporation or its stockholders" as referred to in Sections 10.1 and 10.2 above.

                                   ARTICLE XII

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be January 1 to December 31.